UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 14, 2006

Hardinge Inc.

(Exact name of Registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Hardinge Drive Elmira, NY 14902

(Address of principal executive offices)  (Zip code)

(607) 734-2281

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1:01                             Entry into a Material Definitive Agreement

                All actions as described below were the result of recommendations by the Company’s Compensation Committee to the independent members of the Company’s Board of Directors, with said independent members meeting in Executive Session thereafter and formally adopting said recommendations with such modifications as they deemed appropriate.  Hereafter the term “Committee” references said procedure.

                On February 14, 2006, the Committee took the following actions related to:  determination of the bonuses payable under the Company’s Cash Incentive Plan effective January 1, 2005, adoption of the Company’s Cash Incentive Plan, as amended effective January 1, 2006, adoption of performance metrics for 2006 cash incentive compensation (payable in 2007) under the Company’s Cash Incentive Plan, and awards of restricted stock under the Company’s 2002 Incentive Stock Plan.  Said Cash Incentive Plan as so adopted is filed herewith as described in Item 9.01 hereof.

                The Plans provide annual cash variable compensation incentives to the Executive Officers if the Company achieves certain performance targets and other objective and/or subjective performance measures pre-determined by the Committee for the year and establishes total target payout percentages for each of the executive officers.  The Committee determines a percentage of annual compensation for each of the Executive Officers to establish the maximum amount available for payment under the Plans.  The Committee approves payments, if any, after the end of the performance year.  The Committee has discretion over treatment of extraordinary gains, write-offs, or other events in determining the amount of incentive bonus to be paid.

Cash Incentive Plans

                (1)  On February 14, 2006, the Committee determined for the year 2005 the annual incentive bonus payments to the Company’s executive officers who were employed on December 31, 2005 under the terms of the Company’s Cash Incentive Plan (the “Plan”).  For 2005 the performance targets were as follows:

1.  Chief Executive Officer.  The Chief Executive Officer receives 50% of his total target payout if the Company achieves a targeted EBITDA.  In determining results for 2005, the Committee exercised its discretion to increase actual EBITDA for two year-end, one-time accounting charges, both of which related to issues predating 2005 and not to 2005 operations.  With said adjustments, the Company exceeded the minimum performance established for EBITDA in 2005.  The Chief Executive Officer receives 10% of the total target payout if the Company achieves a pre-determined working capital to sales ratio, which minimum performance level was exceeded in 2005.  The Chief Executive Officer receives 40% of the total target payout if the Company completed two important, pre-established objectives.  During 2005 the Company successfully completed both of said objectives.

2.  Vice President — General Manager — U.S. Machine Division.  This Vice President receives 50% of the total target payout if the Company achieves a targeted EBITDA in the Machine Division, 10% of the total target payout if the U.S. Company meets an established working capital to sales target and 40% for the completion of two pre-determined programs.  The Committee determined that this Vice President earned no bonuses for 2005.

3.  Senior Vice President — Administration.  This Senior Vice President receives 50% of his total target payout based upon a targeted sales less operating expenses for accessories and repair parts, which minimum performance level was exceeded in 2005.  This Senior Vice President receives 10% of the total target payout if the U.S. Company achieves a pre-determined working capital to sales ratio, which performance was not achieved in 2005.  This Senior Vice President receives 40% of the total target payout if the Company completed two important, pre-established objectives.  During 2005 the Company successfully completed both of said objectives.

4.  Vice President — General Manager — Workholding Operations.  This Vice President receives 50% of the total target payout if the Company achieves a targeted EBITDA in the Workholding Division and 10% of the total target payout if the U.S. Company meets a pre-determined working capital to sales target, neither of which targets were met in 2005.  This Vice President receives 40% of the total target payout if the Company successfully completed two important, pre-established objectives in the Workholding Division.  The Committee exercised its discretion in determining that both of said objectives were substantially completed and awarded the full 40% target.

                The executive officers of the Company were awarded the following incentive bonus payments under the Cash Incentive Plan for 2005:  Mr. Ervin, $228,000; Mr. Rich, $0; Mr. Tifft, $48,825; and Mr. Colvin, $27,200.

                (2)  On February 14, 2006, the Committee adopted performance metrics for its Executive Officers for 2006 cash incentive compensation (payable in 2007) under the Company’s Cash Incentive Plan, as amended effective January 1, 2006.  The cash incentive compensation metrics include (i) for Messrs. Ervin and Trego, a corporate performance factor based on earnings before interest, taxes and depreciation and a performance factor based on improvement in working capital as a percentage of sales, and (ii) for each of the three Executive Officers, performance factors based on certain identified programs, which programs may be modified and added to throughout the year.  The Committee established target percentages for cash incentive compensation as a percent of salary, including retention bonuses, if any.  For Messrs. Ervin, Trego and Tifft, the target percentages are 50%, 40% and 30% of base salary with the ability to earn up to twice said percentages for substantially exceeding the pre-determined performance factors.

Incentive Stock Plan

                On February 14, 2006, the Committee approved, pursuant to the Company’s 2002 Incentive Stock Plan, one restricted stock grant to Charles R. Trego, Jr., Senior Vice President and Chief Financial Officer, subject to a six-year vesting schedule.  3,000 restricted stock shares were awarded to Mr. Trego, subject to transfer and lapse of time restrictions through February 13, 2012.

Item 9.01                                Exhibits

(c)           Exhibits. The following exhibit is furnished herewith:

                10.1                         Hardinge Inc. Cash Incentive Plan, as amended effective January 1, 2006.

                The 2002 Hardinge Inc. Incentive Stock Plan is incorporated by reference from the Registrant’s Form 10-Q for the quarter ended June 30, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARDINGE INC.
Registrant

Date: February 21, 2006	By:	/s/ CHARLES R. TREGO, JR.
Charles R. Trego, Jr.
Senior Vice President and
Chief Financial Officer